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                                                                     Exhibit 5.1

                            DOEPKEN KEEVICAN & WEISS
                            PROFESSIONAL CORPORATION
                                600 Grant Street
                                   58th Floor
                         Pittsburgh, Pennsylvania 15219
                               Phone: 412-355-2600
                                Fax: 412-355-2609

                                        August 18, 1999

MotivePower Industries, Inc.
Two Gateway Center, 14th Floor
Pittsburgh, PA 15222

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen and Ladies:

         We have acted as special counsel to MotivePower Industries, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to up to 75,000 shares of common stock of the Company (the "Common Stock") issued to non-employee directors of the Company subject to certain restrictions when issued, or issuable to employees upon the exercise of stock options, in each case under the MotivePower Industries, Inc. Stock Option Plan for Non-Employee Directors (formerly the MK Rail Corporation Stock Option Plan for Non-Employee Directors) (the "Plan").

         In connection with this opinion, we have examined, among other things:

         (1) the Restated Certificate of Incorporation of the Company, as amended to date;

         (2) resolutions adopted by the shareholders and board of directors of the Company adopting the Plan and approving certain amendments to the Plan; and

         (3)      the Plan, as currently in effect.

         Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion:

         (a) The Company has been duly incorporated and is a validly existing corporation under the laws of the Commonwealth of Pennsylvania; and

         (b) The shares of Common Stock being registered and issuable by the Company pursuant to the provisions of the Plan have been duly authorized, and upon such issuance in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Yours truly,

                                                /s/ Doepken Keevican & Weiss
                                                    Professional Corporation